                                                               EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ScanSoft, Inc. of our report dated January 28, 2003 relating to the financial statements and financial statement schedule, which appears in SpeechWorks International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data of SpeechWorks" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
June 16, 2003